                                                                    Exhibit 4.16

              Medium Term Global Registered Floating Rate Security


                  THESE NOTES ARE A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THESE NOTES MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THESE NOTES ARE PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO AT&T CORP. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                   AT&T CORP.

          $10,563,000 Floating Rate Medium Term Note, Series A Due 2054

REGISTERED

No. FLR-_____________                     CUSIP NO. 001957 BK 4


                  AT&T Corp., a New York corporation (herein referred to as the "Company"), for value received, hereby promises to pay to CEDE & CO. or registered assigns the principal sum of TEN MILLION FIVE HUNDRED AND SIXTY-THREE THOUSAND DOLLARS on December 28, 2054 (the "Maturity Date"), and to pay interest semiannually on June 28 and December 28 (each, an "Interest Payment Date"), commencing December 28, 2002, on said principal sum at the rate per annum specified in these Notes, from ________, 2002 (the "Original Issue Date") until the principal thereof is paid or made available for payment.

                  Reference is hereby made to the further provisions of this global security (the "Global Security") set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth in this place.

                  This Global Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Trustee under the Indenture referred to herein.

                  IN WITNESS WHEREOF, the Company has caused this Global Security to be duly executed under its corporate seal.

Dated:  _________, 2002

TRUSTEE'S CERTIFICATE OF                    AT&T CORP.
    AUTHENTICATION

This is one of the Securities described     By:
                                               --------------------------------
in the within-mentioned Indenture.               Vice President and Treasurer

THE BANK OF NEW YORK,                       ATTEST:
              As Trustee


By:
   ------------------------------------     -----------------------------------
          Authorized Signatory                      Assistant Secretary

                                REVERSE OF NOTES

                  Payment of the principal of, and interest on, this Global Security will be made in immediately available funds at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, State of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest on any Notes other than interest due at the Maturity Date may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Note register. Interest will be paid to persons in whose names the Notes are registered at the close of business on the June 13 or December 13, as the case may be, prior to any Interest Payment Date.

                  These Notes are one of a duly authorized issue of securities of the Company, issued and to be issued under and pursuant to an indenture dated as of September 7, 1990 as amended by the First Supplemental Indenture dated as of October 30, 1992 and the Second Supplemental Indenture dated as of _________, 2002 (herein referred to as the "Indenture"), duly executed and delivered by the Company to The Bank of New York, as trustee (herein referred to as the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holder (the words "Holders" or "Holder" meaning the registered holders or registered holder) of these Notes.

                  In case an Event of Default with respect to the Notes, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the outstanding Notes. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the outstanding Notes, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture. The Indenture also provides that the Holders of not less than a majority in principal amount of the outstanding notes may waive certain past defaults and their consequences on behalf of the Holders of all Notes. Any such consent or waiver by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders of such Note and of any Note issued upon registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon these Notes.

                  The Indenture also provides that the Covered Transactions (as defined in the Indenture), individually or together, (a) will not result in a consolidation, merger, sale, conveyance or other transfer of property of the Company (including stock of subsidiaries) as an entirety or substantially as an entirety for purposes of Section 5.01 of the Indenture or any other provision of the Indenture or these Notes, and (b) will not violate Sections 5.01, 5.02, or
5.03 of the Indenture or any other provision of the Indenture or these Notes, regardless of whether any person assumes any of the indebtedness outstanding under the Indenture or any other obligation under the Indenture or these Notes.

                  The Indenture contains provisions setting forth certain conditions to the institution of proceedings by Holders of Securities with respect to the Indenture or for any remedy under the Indenture.

                  No reference herein to the Indenture and no provision of these Notes or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on these Notes at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

                  The Notes are issuable as registered Notes without coupons. The Notes are issuable only in denominations of U.S. $25,000 or any amount in excess thereof which is an integral multiple of U.S. $1,000. Notes may be exchanged without a service charge for a like aggregate principal amount of Notes of other authorized denominations having the same maturity, interest rate, optional redemption provisions and original issue date.

                  Initially, these Notes will bear interest at the interest rate calculated with reference to the Commercial Paper Rate and the Old Spread described below. At the Effective Time (as defined in the Merger Agreement), these Notes will bear interest at the interest rate calculated with reference to the Commercial Paper Rate and the New Spread described below. If the Merger Agreement is terminated and the Mergers (as defined therein) are abandoned at any time prior to the Effective Time, these Notes will bear interest at the interest rate calculated with reference to the Commercial Paper Rate and the Old Spread.

                  "MERGER AGREEMENT" means the Agreement and Plan of Merger by and among the Company, AT&T Broadband Corp., Comcast Corporation, AT&T Broadband Acquisition Corp., Comcast Acquisition Corp. and AT&T Comcast Corporation, dated as of December 19,

2001, as it may be amended, supplemented or otherwise modified from time to time, whether prior to or after the date hereof.

                  The rate of interest on each of these Notes will be reset monthly commencing the 28th calendar day of the first month occurring after the Original Issue Date and at the Effective Time (as defined in the Merger Agreement) (such period being the "Interest Reset Period" for these Notes and the first date of each Interest Reset Period being an "Interest Reset Date"); provided, however, that the interest rate in effect from the date of issue to the first Interest Reset Date (the "Initial Interest Reset Date") with respect to these Notes will be calculated with reference to the Commercial Paper Rate and the Old Spread.

                  If any Interest Reset Date for any of these Notes would otherwise be a day that is not a business day, such Interest Reset Date will be postponed to the next succeeding business day.


                  For purposes of this section "Spread" refers to the Old Spread until the Effective Time (as defined in the Merger Agreement) and to the New Spread thereafter. The interest rate on each of these Notes will be calculated by reference to the Commercial Paper Rate plus or minus the Spread. Interest payments on these Notes will be the amount of interest accrued from, and including, the date of issue or the last date to which interest has been paid to, but excluding, the Interest Payment Date or date of maturity, as the case may be; provided that if the maturity date that would otherwise fall on a day that is not a business day is postponed or changed as described above, the interest payable on such date shall accrue to, but exclude, the date that would have been the maturity date had it been a business day.

                  Accrued interest shall be calculated by multiplying the principal amount of these Notes by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the Interest Reset Period or from the last date from which accrued interest is being calculated. The interest factor for each such day is computed by dividing the interest rate applicable to such day by 360. The interest rate applicable to any day that is an Interest Reset Date is the applicable rate as reset on such date. The interest rate applicable to any other day is the interest rate for the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate, as described below).




                  These Notes have been exchanged for FRN Medium-Term Notes, Series A Due 2054 (the "Prior Notes"). Interest accrued and unpaid on the Prior Notes through but not including the date of such exchange will be paid, without interest, on the first Interest Payment Date hereunder.



                  ___________ will be the calculation agent. Upon the request of the Holder of any of these Notes, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate which will become effective on the next Interest Reset Date.

                  All percentages resulting from any calculation of the rate of interest on these Notes will be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point (.0000001), with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation on these Notes will be rounded to the nearest cent (with one-half cent rounded upward).

                  The interest rate for each Interest Reset Date subsequent to the Initial Interest Reset Date will be determined by the calculation agent as follows.

                  The "CALCULATION DATE" pertaining to any Commercial Paper Interest Determination Date will be the earlier of, either (i) the tenth calendar day after such date, or, if such tenth day is not a business day, the next succeeding business day, or (ii) the business day preceding the applicable Interest Payment Date or date of maturity, as the case may be.

                  The "COMMERCIAL PAPER RATE" for each Interest Reset Date will be determined on the Calculation Date by the calculation agent as of the second business day prior to such Interest Reset Date (a "Commercial Paper Interest Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Interest Determination Date of the rate for commercial paper having a 30-day maturity, as such rate shall be published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" ("H.15(519)"), or any successor publication, under the heading "Commercial Paper." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date, then the Commercial Paper Rate shall be the Money Market Yield on such Commercial Paper Interest Determination Date of the rate for commercial paper having a 30-day maturity as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Commercial Paper." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) (or any successor publication) or Composite Quotations, then the Commercial Paper Rate shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the calculation agent for commercial paper having a 30-day maturity, placed for an industrial issuer whose bond rating is AA, or the equivalent, from a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by the calculation agent are not quoting offered rates as mentioned in this sentence, the rate of interest in effect for the applicable period will be the rate of interest in effect on such Commercial Paper Interest Determination Date.

                  "MONEY MARKET YIELD" shall be a yield calculated in accordance with the following formula:

                                            D x 360
                    Money Market Yield = ------------- x 100
                                         360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the period for which interest is being calculated.

                  The "OLD SPREAD" to the Commercial Paper Rate is adjusted each Interest Period based upon the Standard and Poor's (S&P) long-term senior debt rating of the Company as follows:


AT&T RATING                                                          OLD SPREAD
-----------                                                          ----------
AAA.........................................................   -30 basis points
AA+.........................................................   -27 basis points
AA..........................................................   -25 basis points
AA-.........................................................   -23 basis points
A+..........................................................   -21 basis points
A...........................................................   -19 basis points
A-..........................................................   -17 basis points
BBB+........................................................   -15 basis points
BBB.........................................................   -13 basis points
BBB-........................................................   -11 basis points
Below BBB...................................................   +35 basis points


                  The "New Spread" to the Commercial Paper Rate is adjusted each Interest Period based upon the Standard and Poor's (S&P) long-term senior debt rating of the Company as follows:

AT&T RATING                                                          NEW SPREAD
-----------                                                          ----------
AAA.........................................................   ___ basis points
AA+.........................................................   ___ basis points
AA..........................................................   ___ basis points
AA- ........................................................   ___ basis points
AA..........................................................   ___ basis points
A+..........................................................   ___ basis points
A- .........................................................   ___ basis points
BBB+........................................................   ___ basis points
BBB.........................................................   ___ basis points
BBB- .......................................................   ___ basis points
Below BBB...................................................   ___ basis points


                  If S&P ceases to exist, then the calculation agent and the Company shall mutually select a nationally recognized securities ratings agency, with preference, if possible, given to one contemporaneously assigning the same rating to the Company as that of S&P at the time of S&P's cessation, to act as a substitute rating agency, and mutually make any necessary adjustments to provide for an equivalent ratings scale.

                  Interest payments will include the amount of interest accrued from and including the most recent Interest Payment Date to which interest has been paid (or from and including the original issue date if no interest has been paid on these Notes) to, but excluding the applicable Interest Payment Date.

                  The Aggregate Interest Amount shall be the sum of (i) the Interest Amount calculated for such Interest Period, (ii) the Aggregate Carry-over Interest Amount in respect of such Interest Period and (iii) the Compounding Amount. If the Interest Reset Date is an Interest Payment Date, then the Aggregate Interest Amount will be the Interest Payment Amount payable on such Interest Payment Date. If the Interest Reset Date is not an Interest Payment Date, then such amount shall be deemed to be the Aggregate Carry-over Interest Amount for the next succeeding Interest Period and no payment shall be made on that date. Interest Amount means with respect to each Interest Period, the product of the Principal Amount and an accrued Interest Factor. This accrued Interest Factor will be computed by adding the Interest Factors calculated for each day in the Interest Period. The Interest Factor for the Notes for each such day will be computed by dividing the Interest Rate applicable to such day by 360.

                  "INTEREST PERIOD" means each of the following periods: (i) from and including the original issue date to but excluding the Initial Reset Date and (ii) from and including each Interest Reset Date (other than the maturity date) to but excluding the next Interest Reset Date. Aggregate Carry-over Interest Amount shall be zero with respect to each interest period immediately succeeding an Interest Payment Date and with respect to each of the succeeding Interest Periods, means the amount calculated as provided above. Aggregate Interest Amount means the amount calculated as provided above. Compounding Amount means the amount which is the product of (i) the accrued Interest Factor for any relevant Interest Period and (ii) the Aggregate Carry-over Interest Amount for such Interest Period.

                  The calculation agent shall calculate the interest rate on these Notes on or before each Calculation Date. The interest rate on these Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general applicability.

                  The calculation agent will, upon the request of the Holder of these Notes, provide to such Holder the interest rate hereon then in effect and, if determined, the interest rate which will become effective as a result of a determination rate with respect to the most recent Interest Determination Date.

                  These Notes are not redeemable prior to December 28, 2009. On or after such date, these Notes are redeemable (the "Redemption Date") prior to the Maturity Date at the option of the Company on December 28, 2029 and December 28th ever year thereafter with not less than 30 calendar days notice, at the prices set forth below (expressed as a percentage of the principal amount). On and after the Redemption Date, interest will cease to accrue on these Notes or any portion of the Notes called for redemption (unless the Company defaults in the payments of the redemption price and accrued interest). On or before the Redemption Date, the Company will deposit with a paying agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest on these Notes. Notice of redemption shall be mailed to the registered holders of these Notes at their last registered address not less than 30 days prior to the Redemption Date, all as provided in the Indenture. In the event of redemption of these Notes in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the presentation and cancellation hereof.

                  If redeemed on December 28th:

YEAR                                                                  PERCENTAGE
----                                                                  ----------
2009 through 2013................................................     110.000%
2014 through 2018................................................     108.000%
2019 through 2023................................................     107.000%
2024 through 2028................................................     106.000%
2029 through 2035................................................     105.500%
2036.............................................................     105.000%
2037.............................................................     104.375%
2038.............................................................     103.750%
2039.............................................................     103.125%
2040.............................................................     102.500%
2041.............................................................     101.875%
2042.............................................................     101.250%
2043.............................................................     100.625%
2044 through 2054 ...............................................     100.000%

                  These Notes are repayable at the option of the Holders on December 28, 2005 and on each December 28th every third year thereafter with not less than 30 calendar days notice, at the following redemption prices (expressed as a percentage of the principal amount) plus interest accrued from, and including, the last date to which interest has been paid to but excluding the applicable optional repayment date:

                  If repaid on December 28th:

YEAR                                                                  PERCENTAGE
2005..............................................................    99.40%
2008..............................................................    99.52%
2011..............................................................    99.64%
2014..............................................................    99.78%
2017..............................................................    99.92%
2020..............................................................    100.00%
2023..............................................................    100.00%
2026..............................................................    100.00%
2029..............................................................    100.00%
2032..............................................................    100.00%
2035..............................................................    100.00%
2038..............................................................    100.00%
2041..............................................................    100.00%
2044..............................................................    100.00%
2047..............................................................    100.00%
2050..............................................................    100.00%
2053..............................................................    100.00%

                  These Notes are repayable at the option of the Holders upon the occurrence and continuance of any Event of Default specified in the Indenture at the next Interest Payment Date at 100.00% of principal amount plus interest accrued from, and including, the last date to which interest has been paid to, but excluding, the Interest Payment Date for repayment.

                  In order for the repayment option applicable to these Notes to be exercised, the Trustee must receive at least 30 days but no more than 45 days prior to the repayment date (i) the Notes with the form entitled "Option to Elect Repayment" on the reverse of the Notes duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of the Notes, the principal amount of the Notes, the principal amount of the Notes to be repaid, the certificate number or a description of the tenor and terms of the Notes, and containing a statement that the option to elect repayment is being exercised thereby and a guarantee that the Notes to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the Notes duly completed will be received by the trustee not later than five business days after the date of such telegram, telex, facsimile transmission or letter and such Note and form duly completed are received by the trustee by such fifth business day. The repayment option may be exercised by the Holder of these Notes for less than the entire principal amount of the Notes, provided that the principal amount of these Notes remaining outstanding after repayment is an authorized denomination.

                  Upon due presentment for registration of transfer of these Notes at the above-mentioned office or agency of the Trustee, a new Global Security or Notes of authorized denominations for a like aggregate principal amount will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

                  The Company, the Trustee, and any agent of the Company and the Trustee may deem and treat the Holder hereof as the absolute owner hereof (whether or not this Global Security shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and subject to the provisions above, of premium or interest thereon, and for all other purposes and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.

                  No recourse shall be had for the payment of the principal of, or the interest on, this Global Security or for any claims based hereon, or otherwise in respect hereof, or based on or with respect of the Indenture or any indenture supplemental therein against any incorporator, shareholder, officer or director as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or of any successor corporation whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                  This Global Security shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of said State.

                  All terms used in this Global Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

                  TEN COM - as tenants in common

                  TEN ENT - as tenants by the entireties

                  JT TEN - as joint tenants with right of survivorship and not as tenants in common

                  UNIF GIFT MIN ACT -            Custodian
                                      ----------           ---------------------
                                      (Cust)               (Minor)

                  Under Uniform Gifts to Minor Act
                                                   -----------------------------
                                                   (State)

                  Additional abbreviations may also be used though not in the above list.

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE, OF ASSIGNEE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Note on the books of the Company, with full power of substitution in the premises.

Dated:
      -------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                            OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

--------------------------------------------------------------------------------
         (Please print or typewrite name and address of the undersigned)

If less than the entire Principal Amount of the within Note is to be repaid, specify the portion thereof (which shall be in authorized increments) which the Holder elects to have repaid; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):


-------------------------------

Date:
     --------------------------     -------------------------------------------

NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement


                                      -18-